UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2004

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-14827	06-1488212
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

EVCI Career Colleges Incorporated; 35 East Grassy Sprain Road, Yonkers, NY 10710*
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

* Name changed August 9, 2004 and address changed February 12, 2004

Item 1.01. Entry into a Material Definitive Agreement

On September 14, 2004, the Committee that administers EVCI’s Amended and Restated 2004 Incentive Stock Plan granted five-year options to purchase 25,000 shares of EVCI’s common stock to Joseph D. Alperin, EVCI’s general counsel and Vice President for Corporate Affairs. For the year ending December 31, 2004, Mr. Alperin is expected to be named executive officer within the meaning of Item 402 (a) (2) of Regulation S-B. The options are exercisable $6.97 per share and vest and become exercisable in three equal consecutive annual installments commencing September 14, 2005.

Item 9.01. Financial Statements and Exhibits

            (c) Exhibits

10.1	Registrant’s Amended and Restated 2004 Incentive Stock Plan.*

* The amendments were made as permitted by the plan to add a sentence at the end of Section 8 and to add clause (c) to Section 18.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Date: September 17, 2004	By:	/s/ Joseph D. Alperin
Name: Joseph D. Alperin
Title General Counsel and Vice President for Corporate Affairs

EXHIBIT INDEX

Exhibit No.            Description of Exhibit

10. 1                  Registrant’s Amended and Restated 2004 Incentive Stock Plan